SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)



                         BANK ONE, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                        36-0899825
                                                      (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

1 BANK ONE PLAZA, CHICAGO, ILLINOIS                   60670-0120
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                         BANK ONE, NATIONAL ASSOCIATION
                        1 BANK ONE PLAZA, SUITE IL1-0120
                          CHICAGO, ILLINOIS 60670-0120
              ATTN: STEVEN M. WAGNER, LAW DEPARTMENT (312) 732-3163
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                        GMACM HOME LOAN TRUST 2001-HLTV2
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


        DELAWARE                                     PENDING
   (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

C/O WILMINGTON TRUST COMPANY, AS OWNER TRUSTEE
RODNEY SQUARE NORTH
1100 NORTH MARKET STREET
WILMINGTON, DELAWARE                                             19890
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)



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                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
       (EXACT NAME OF SPONSOR OF THE OBLIGOR AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                          41-1955181
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)


8400 NORMANDALE LAKE BOULEVARD
MINNEAPOLIS, MINNESOTA                                   55437
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)



                        GMACM HOME LOAN TRUST 2001-HLTV2
              GMACM HOME LOAN-BACKED TERM NOTES, SERIES 2001-HLTV2
                         (TITLE OF INDENTURE SECURITIES)



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ITEM 1.  GENERAL  INFORMATION.  FURNISH  THE  FOLLOWING  INFORMATION  AS TO  THE
     TRUSTEE:

 (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS
                      SUBJECT.

Comptroller  of  Currency,   Washington,   D.C.,   Federal   Deposit   Insurance
Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

(B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

               No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

1.   A copy of the articles of association of the trustee now in effect.*

2. A copy of the certificates of authority of the trustee to commence business.*

3. A copy of the authorization of the trustee to exercise corporate trust powers.*

4.   A copy of the existing by-laws of the trustee.*

5. Not Applicable.

6.   The consent of the trustee required by Section 321(b) of the Act.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8. Not Applicable.

9. Not Applicable.




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        Pursuant to the  requirements  of the Trust  Indenture  Act of 1939,  as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 11th day of October, 2001.


                  BANK ONE, NATIONAL ASSOCIATION,
                  TRUSTEE

                  By  /s/ Steven M. Wagner
                      Steven M. Wagner
                      First Vice President


* EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF HOUSEHOLD FINANCE CORPORATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-33240).





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                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                    October 11, 2001


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

             In connection with the qualification of an indenture between GMACM Home Loan Trust 2001-HLTV2 and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                            Very truly yours,

                            BANK ONE, NATIONAL ASSOCIATION

                             By     /s/ Steven M. Wagner
                                    Steven M. Wagner
                                    First Vice President





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                                    EXHIBIT 7


BANK ONE, NA FFIEC 031
Legal Title of Bank RC-1
CHICAGO
City 11
IL 60670
State Zip Code

Transmitted to EDS as 0145123 on 08/14/01 at 09:51:59 CST
FDIC Certificate Number - 03618

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


SCHEDULE RC--BALANCE SHEET
                                                          Dollar Amounts in Thousands RCFD     Bil | Mil | Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1) ________________________________________ 0081    10,110,003 1.a
b. Interest-bearing balances (2) _____________________________________________________________     0071     1,998,859 1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A) ____________________________________1754              0 2.a
b. Available-for-sale securities (from Schedule RC-B, column D)___________________________________1773     23,932,421 2.b
3. Federal funds sold and securities purchased under agreements to resell_________________________1350     19,525,969 3
4. Loans and lease financing receivables (from Schedule RC-C):
A. LOANS AND LEASES HELD FOR SALE __________________________________________________________      5369         55,386 4.a
B. LOANS AND LEASES, NET OF UNEARNED INCOME ___________________________________                   B528     77,065,438 4.b
c. LESS: Allowance for loan and lease losses _____________________________________                3123      1,931,234 4.c
D. LOANS AND LEASES, NET OF UNEARNED INCOME AND ALLOWANCE (ITEM 4.B MINUS 4.C) __________________ B529     75,134,204 4.d
5. Trading assets (from Schedule RC-D) ________________________________________ ______________    3545      3,978,185 5
6. Premises and fixed assets (including capitalized leases) ______________________________________2145        748,205 6
7. Other real estate owned (from Schedule RC-M) _______________________________________________   2150         11,079 7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)_______2130        401,512 8
9. Customers' liability to this bank on acceptances outstanding __________________________________2155        275,403 9
10. Intangible assets _________________________________________________________________________
A. GOODWILL _____________________________________________________________________________         3163        447,558 10.a
B. OTHER INTANGIBLE ASSETS (FROM SCHEDULE RC-M)___________________________________ __________     0426          3,844 10.b
11. Other assets (from Schedule RC-F) ______________________________________________________      2160      5,670,527 11
12. Total assets (sum of items 1 through 11) ___________________________________________________  2170    142,293,155 12
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


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BANK ONE, NA FFIEC 031
Legal Title of Bank RC-2
Transmitted to EDS as 0145123 on 08/14/01 at 09:51:59 CST
FDIC Certificate Number - 03618 12
SCHEDULE RC--CONTINUED
                                                                        Dollar Amounts in Thousands      Bil |Mil | Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, RCON
part I) _______________________________________________________________________________         2200     56,795,188  13.a
(1) Noninterest-bearing (1) ______________________________________________                      6631     20,269,564  13.a.1
(2) Interest-bearing ____________________________________________________                       6636     36,525,624  13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs RCFN
(from Schedule RC-E, part II) _____________________________________________________________     2200     33,279,360  13.b
(1) Noninterest-bearing _________________________________________________                       6631        685,406  13.b.1
(2) Interest-bearing ___________________________________________________                        6636     32,593,954  13b.2
RCFD
14. Federal funds purchased and securities sold under agreements to repurchase _________________2800      9,121,123  14
15. Trading liabilities (from Schedule RC-D) _________________________________________________  3548      3,365,890  15
16. OTHER BORROWED MONEY (INCLUDES MORTGAGE INDEBTEDNESS AND OBLIGATIONSUNDER CAPITALIZED
LEASES)
(FROM SCHEDULE RC-M):                                                                           3190     20,125,897  16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding__________________________________  2920        275,403  18
19. Subordinated notes and debentures(2) _________________________________________________      3200      3,851,152  19
20. Other liabilities (from Schedule RC-G)___________________________________________________   2930      6,982,395  20
21. Total liabilities (sum of items 13 through 20)______________________________________________2948    133,796,408  21
22. MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES ___________________________________________  3000          2,600  22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ____________________________________________  3838              0  23
24. Common stock_____________________________________________________________________           3230        200,858  24
25. Surplus (exclude all surplus related to preferred stock)____________________________________3839      5,493,189  25
26. a. Retained earnings ________________________________________________________________       3632      2,913,064  26.a
B. ACCUMULATED OTHER COMPREHENSIVE INCOME (3)___________________________________________        B530       (112,964) 26.b
27. OTHER EQUITY CAPITAL COMPONENTS (4)___________________________________________________      A130              0  27
28. Total equity capital (sum of items 23 through 27)___________________________________________3210      8,494,147  28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)______3300     142,293,155 29
MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent
external                                                                                        RCFD          NUMBER
auditors as of any date during 2000 _________________________________________________________   6724            N/A      M. 1



1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which external auditors (may be required by state submits a report on the consolidated holding company (but not on the bank separately) statements by

3 = ATTESTATION ON BANK MANAGEMENT'S ASSERTION ON THE EFFECTIVENESS OF THE BANK'S INTERNAL CONTROL OVER FINANCIAL REPORTING BY A CERTIFIED PUBLIC ACCOUNTING FIRM

4 =Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =Director's examination of the bank performed by other external auditors (may be requaired by state chartering authority)

6    =Review of the bank's financial statements by external auditors.

7    =Compilation of the bank's financial statements by external auditors

8    =Other audit procedures (excluding tax preparation work)

9    =No external audit work.


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)  Includes limited-life preferred stock and related surplus.

(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(4)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.

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